                                                          EX23-D

                          CONSENT OF INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" included in this Registration Statement on Form S-3 and related Prospectus of U S WEST, Inc. and to the incorporation by reference therein of our report dated 3 July 1995 with respect to the financial statements of Mercury Personal Communications for the year ended
31 March 1995 included in the Current Report on Form S-K of U S WEST, Inc. dated May 23, 1995, as amended by Form S-K/A, filed with the Securities and Exchange Commission.

                          ARTHUR ANDERSEN
                          Chartered Accountants and Registered Auditors


London, England
 September 29, 1995.